Exhibit 10.30

Cooperation Agreement

Party A: HKDAEx Limited (hereinafter referred to as Party A)

Address:

Party B: Nanjing Jinwang Art Purchase E-commerce Co., Ltd. (hereinafter referred to as Party B)

Address:

In accordance with the relevant laws and regulations of the Hong Kong Special Administrative region, in order to clarify the rights and obligations of both parties, the parties to the Agreement shall sign this Agreement through equal consultation and abide by it jointly.

Article 1 Cooperation Matters

Party B shall provide Party A with customer deposit entrust at its cooperative bank and account settlement services.

Article 2 Duration of Cooperation

This Agreement covers the term of cooperation from March 15, 2019 to March 14, 2024. After the expiration of the cooperation, if both parties do not have formal written notice, this agreement is automatically renewed.

Article 3 Settlement Method

Party A and Party B agree that the deposit in the trust by Party A shall be settled through Party B’s bank and business settlement system.

At the same time, Party B undertakes not to charge any intermediate fee in the process.

Article 4 Settlement Basis

Party A shall list the daily settlement amount according to Party A’s platform transactions, which should be confirmed by both parties.

Article 5 Rights and Obligations of Party A

1. Party A’s rights include:

(1) All customers of Party A’s platform may use their deposit accounts at Party B’s cooperative bank;

(2) Party A shall have the right to supervise and inspect the actual settlement process and results of Party B and the Bank;

(3) Party A shall have the right to make suggestions and requests to Party B’s cooperative bank , provided that the relevant suggestions and requests are notified in a timely manner (by sending email to the email address registered by Party B) or by informing Party B in person.

2. Party A’s obligations include:

(1) Party A shall have the obligation to provide Party B with appropriate support and to assume legal responsibility for the activities undertaken by Party B within the scope of cooperation;

(2) Party A shall have the obligation to explain to Party B the basis, methods and results of the calculation of the transactions of its clients pursuant to this Agreement;

(3) Party A shall have the obligation to provide Party B with the relevant data and information it needs;

(4) Party A shall have other obligations stipulated by the relevant laws, administrative regulations and regulatory bodies of the State and the Hong Kong Special Administrative Region.

Article 6 Rights and Obligations of Party B

Party B shall abide by the relevant laws, regulations, guidelines and relevant rules and regulations of the Hong Kong Special Administrative Region, provide free settlement channels and keep all parties’ trade secrets.

Article 7 The parties to the Agreement shall enjoy the relevant rights and perform the corresponding obligations in accordance with this Agreement. Any party who violates this Agreement and causes losses to the other parties shall also be liable for compensation.

Article 8 In the course of the signing and performance of this Agreement, in case of conflict with the mandatory provisions or requirements of the relevant laws, regulations and regulatory bodies of the State and the Hong Kong Special Administrative region promulgated or to be promulgated, the relevant mandatory provisions or requirements shall prevail. If the relevant laws, regulations, regulatory body regulations, self-regulatory organization rules of the state and the Hong Kong Special Administrative Region are not stipulated or specified in the present or future, and the provisions of this Agreement shall prevail. If the provisions of this Agreement is not clear on the subject matters, the parties shall resolve it by consultation.

Article 9 This Agreement shall be governed by the laws and regulations of the Hong Kong Special Administrative Region. Disputes arising from the performance of this Agreement shall be settled amicably by the parties to the Agreement. If the dispute can not be settled through negotiation, either party may bring a suit in the court of the place where Party A is located.

Article 10 For the matters not addressed in this Agreement, the parties may sign a supplemental agreement by consensus, which shall be an integral part of this Agreement. The supplemental agreement shall not conflict with the relevant laws, regulations, guidelines of the State and the Hong Kong Special Administrative region and policies of Party A.

The parties to the Agreement jointly undertake: before the signing of this Agreement, they have carefully read the relevant provisions of this Agreement, and the parties confirm in this Agreement that they have carefully read and understood their respective rights and obligations under the relevant provisions of this Agreement and are voluntarily bound by it.

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[Signature Page]

Party A (Stamp): HKDAEx Limited

Legal Person:

Date:

Party B (Stamp): Nanjing Jinwang Art Purchase E-commerce Co., Ltd.

Legal Person:

Date:

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